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                                                                    EXHIBIT 99.1

                              FOOT LOCKER, INC.

                            N E W S  R E L E A S E
                            ----------------------

                                     CONTACT:          Peter D. Brown
                                                       Vice President, Treasurer
                                                       and Investor Relations
                                                       Foot Locker, Inc.
                                                       (212) 720-4254

                 FOOT LOCKER, INC. REPORTS THIRD QUARTER RESULTS

    o    Income from Continuing Operations Increases 44 Percent
    o    Third Quarter 2003 EPS $0.41
    o    Gross Margin Rate Improves 200 Basis Points
    o    Company Doubles its Per Share Common Stock Dividend
    o    Fourth Quarter EPS Expected to Exceed Current Analysts' Consensus
           Estimate
    o Company Extends its E-Commerce and Catalog Agreement with the NFL for 5 Years
    o    Store Expansion into Republic of Ireland Planned for 2004


NEW YORK, NY, November 19, 2003 - Foot Locker, Inc. (NYSE: FL), the New York-based specialty athletic retailer, today reported financial results for its third quarter ended November 1, 2003.

Third Quarter Results
---------------------
Income from continuing operations increased 44 percent to $62 million, or $0.41 per share, from $43 million, or $0.29 per share last year. For the 13-week third quarter period, sales increased 6.6 percent to $1,194 million this year compared with sales of $1,120 million in the year-ago period. Third quarter comparable-store sales increased 0.4 percent.

Year-to-Date Results
--------------------
Income from continuing operations for the 39-week period ended November 1, 2003 increased 21 percent to $138 million, or $0.93 per share, compared with $114 million, or $0.77 per share last year. Year-to-date sales increased 4.6 percent to $3,445 million, compared with sales of $3,295 million last year. Comparable-store sales decreased 2.2 percent.

"We are very pleased with our third quarter profit growth which reflects an improving sales trend in our U.S. stores, a strong gross margin rate improvement and diligent expense management," stated Matthew D. Serra, Foot Locker, Inc.'s President and Chief Executive Officer. "Our third quarter results also benefitted from a strong performance by our international Foot Locker stores and direct-to-customers business. The improving comparable-store sales trend is expected to continue as we begin to anniversary against several factors that have negatively affected our sales growth in the U.S. over the past 12 months, namely lower average price points, a somewhat tempered promotional posture and weak external economic factors."

Mr. Serra continued, "We also expect our operating profit margin rate to continue to expand as a result of improved merchandise margins, lower occupancy expense rates and tight expense management. In addition, we are more encouraged by recent discussions with our top merchandise suppliers regarding new product launches that will be available in our U.S. stores beginning in the fourth quarter of 2003. Our inventories are current and well positioned to support fourth quarter sales. As a result of these factors, we are optimistic that we can exceed the current Wall Street analysts' fourth quarter consensus estimate of $0.37 per share."




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            Foot Locker, Inc. 112 West 34th Street New York NY 10120




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Financial Position
------------------
The Company's financial position continued to strengthen as debt, net of cash, was $34 million, a reduction of $68 million from the end of the third quarter last year. During the third quarter, the Company repurchased $17 million of its 8 1/2% debentures due in 2022, bringing the total amount repurchased to date to $26 million. On November 19, 2003, the Company's Board of Directors doubled Foot Locker, Inc.'s quarterly common stock dividend to $0.06 per share. The dividend will be payable January 30, 2004 to shareholders of record on January 16, 2004.

The Company today also announced that it signed a 5-year extension with the National Football League, whereby Foot Locker designs, merchandises and fulfills NFL's official catalog and E-commerce site. This high-growth business is managed by the Company's Footlocker.com/Eastbay division and is fully integrated within their existing operating structure. Sales of NFL product through these catalogs and e-commerce sites are expected to be approximately $50 million in 2003.

During the third quarter, the Company opened 30 stores, remodeled/relocated 66 stores and closed 19 stores. The Company expects to open an additional 28 stores during the fourth quarter, including 19 planned to open during November in Western Europe. In 2004, Foot Locker, Inc. plans to enter the Republic of Ireland, with 10 to 12 stores opened over time in highly populated areas. At November 1, 2003 the Company operated 3,619 stores in 16 countries in North America, Europe and Australia.

The Company is hosting a live conference call at 10:00 a.m. (ET) on Thursday, November 20, 2003. This conference call may be accessed live from the Investor Relations section of the Foot Locker, Inc. website at http://www.footlocker-inc.com. The conference call will be available for webcast replay until 5:00 pm on Monday, November 24, 2003.



                 Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements, which reflect management's current views of future events and financial performance. These forward-looking statements are based on many assumptions and factors detailed in the Company's filings with the Securities and Exchange Commission, including the effects of currency fluctuations, customer demand, fashion trends, competitive market forces, uncertainties related to the effect of competitive products and pricing, customer acceptance of the Company's merchandise mix and retail locations, the Company's reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor), unseasonable weather, risks associated with foreign global sourcing, including political instability, changes in import regulations, disruptions to transportation services and distribution, and the presence of severe acute respiratory syndrome, economic conditions worldwide, any changes in business, political and economic conditions due to the threat of future terrorist activities in the United States or in other parts of the world and related U.S. military action overseas, and the ability of the Company to execute its business plans effectively with regard to each of its business units, including its plans for the marquee and launch footwear component of its business. Any changes in such assumptions or factors could produce significantly different results. The Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events, or otherwise.



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                                FOOT LOCKER, INC.
                      Consolidated Statements of Operations
                                   (unaudited)
               Periods ended November 1, 2003 and November 2, 2002
                     (In millions, except per share amounts)

------------------------------------------------------------------------------------------------------------------
                                                                      Third Quarter             Third Quarter
                                                                           2003                     2002
                                                                         -------                  --------
Sales                                                                     $1,194                      $1,120
Cost of sales                                                                805                         777
Selling, general and administrative expenses                                 250                         235
Depreciation and amortization                                                 37                          37
Restructuring charge (income)  (1)                                           ---                          (1)
Interest expense, net                                                          5                           5
                                                                          ------                      ------
                                                                           1,097                       1,053
                                                                          ------                      ------
Income from continuing operations before income taxes                         97                          67
Income tax expense                                                            35                          24
                                                                          ------                      ------
Income from continuing operations                                             62                          43
Income (loss) on disposal of discontinued operations, net of tax             ---                           2
                                                                          ------                      ------
Net income                                                                $   62                      $   45
                                                                          ======                      ======

Diluted EPS:
-----------
Income from continuing operations                                         $ 0.41                      $ 0.29
Income (loss) on disposal of discontinued operations, net of tax             ---                        0.02
                                                                          ------                      ------
Net income                                                                $ 0.41                      $ 0.31
                                                                          ======                      ======

Weighted-average diluted shares outstanding                                153.2                       150.7
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

                                                                       Year-To-Date             Year-To-Date
                                                                           2003                     2002
                                                                           ----                     ----
Sales                                                                     $3,445                      $3,295

Cost of sales                                                              2,380                       2,320
Selling, general and administrative expenses                                 724                         675
Depreciation and amortization                                                112                         111
Restructuring charge (income) (1)                                              1                          (2)
Interest expense, net                                                         14                          19
Other income (2)                                                             ---                          (3)
                                                                          ------                      ------
                                                                           3,231                       3,120
                                                                          ------                      ------
Income from continuing operations before income taxes                        214                         175
Income tax expense                                                            76                          61
                                                                          ------                      ------
Income from continuing operations                                            138                         114

Loss on disposal of discontinued operations, net of tax                       (1)                        (18)
Cumulative effect of accounting changes, net of tax  (3)                      (1)                         --
                                                                          ======                      ======
Net income                                                                $  136                      $   96
                                                                          ======                      ======

Diluted EPS:
------------
Income from continuing operations                                         $ 0.93                      $ 0.77
Loss on disposal of discontinued operations, net of tax                    (0.01)                      (0.11)
                                                                          ------                      ------
Net income                                                                $ 0.92                      $ 0.66
                                                                          ======                      ======

Weighted-average diluted shares outstanding                                152.2                       150.7
------------------------------------------------------------------------------------------------------------------

           (1) Represents revisions in estimates to restructuring reserves for disposed businesses.

           (2) Amount in 2002 reflects real estate
               transactions.

           (3) Related to adoption of SFAS No. 143 "Accounting for Asset Retirement Obligations."

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                                FOOT LOCKER, INC.
                      Condensed Consolidated Balance Sheets
                                   (unaudited)
                                  (In millions)

----------------------------------------------------------------------------------------------------
                                                                 November 1,           November 2,
                                                                    2003                   2002
                                                              ------------------   -----------------
Assets

CURRENT ASSETS
Cash and cash equivalents                                            $  305             $  255
Merchandise inventories                                               1,077                973
Assets of discontinued operations                                         2                  2
Other current assets                                                    102                138
                                                                     ------             ------
                                                                      1,486              1,368

Property and equipment, net                                             620                628
Deferred tax assets                                                     253                234
Other assets                                                            339                272
                                                                     ------             ------
                                                                     $2,698             $2,502
                                                                     ======             ======

Liabilities and Shareholders' Equity

CURRENT LIABILITIES
Accounts payable                                                     $  375             $  411
Accrued liabilities                                                     265                218
Current liabilities and reserves for restructuring and
  discontinued operations                                                22                 25
Current portion of long-term debt and
  obligations under capital leases                                       --                  1
                                                                     ------             ------
                                                                        662                655

Long-term debt and obligations under capital
   Leases                                                               336(1)             356
Other liabilities                                                       438(1)             366
SHAREHOLDERS' EQUITY                                                  1,262              1,125
                                                                     ------             ------
                                                                     $2,698             $2,502
                                                                     ======             ======

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


(1) Long-term debt and obligations under capital leases in 2003 were reduced by $3 million representing the fair value of interest rate swaps related to the Company's 8 1/2% debentures due in 2022. The Company's debt, net of cash calculation excludes the fair value of these interest rate swaps which are reflected in other liabilities.


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                      FOOT LOCKER, INC.
 Store and Estimated Square Footage - Continuing Operations
                         (unaudited)
                (Square footage in thousands)


--------------------------------------------------------------------------------------------------------
                                          November 1,            November 2,           February 1,
                                             2003                   2002                   2003
                                     ---------------------- ---------------------- ---------------------
 Foot Locker U.S.
    Number of stores                        1,457                  1,476                  1,477
    Gross square footage                    5,935                  6,017                  6,043
    Selling square footage                  3,453                  3,466                  3,497

 Lady Foot Locker
    Number  of stores                         592                    610                    606
    Gross square footage                    1,319                  1,370                  1,362
    Selling square footage                    732                    783                    781

 Kids Foot Locker
    Number of stores                          359                    381                    377
    Gross square footage                      870                    921                    912
    Selling square footage                    518                    550                    547

 Champs Sports
    Number of stores                          591                    586                    582
    Gross square footage                    3,295                  3,281                  3,262
    Selling square footage                  2,293                  2,304                  2,292

 Foot Locker International
    Number of stores                          620                    561                    583
    Gross square footage                    1,752                  1,586                  1,639
    Selling square footage                    965                    892                    920

 Total Athletic Group
    Number of stores                        3,619                  3,614                  3,625
    Gross square footage                   13,171                 13,175                 13,218
    Selling square footage                  7,961                  7,995                  8,037
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

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